    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 18, 1999.



                                                      REGISTRATION NO. 333-72077

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM F-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                         PEPTIDE THERAPEUTICS GROUP PLC

             (Exact name of registrant as specified in its charter)

                                      N/A

                (Translation of registrant's name into English)

      ENGLAND AND WALES                      2834                     N/A
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                      Number)

      321 CAMBRIDGE SCIENCE PARK, MILTON ROAD, CAMBRIDGE, CB4 4WG, ENGLAND
                              011-44-1223-423-333

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                                 DR. JOHN BROWN
                                CHIEF EXECUTIVE
                         PEPTIDE THERAPEUTICS GROUP PLC
                    321 CAMBRIDGE SCIENCE PARK, MILTON ROAD
                          CAMBRIDGE, CB4 4WG, ENGLAND
                              011-44-1223-423-333
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                WITH COPIES TO:

         MICHAEL LYTTON, ESQ.                   JOHN M. WESTCOTT, JR. ESQ.
         STANLEY KELLER, ESQ.                       HALE AND DORR LLP
         PAUL KINSELLA, ESQ.                         60 STATE STREET
          PALMER & DODGE LLP                   BOSTON, MASSACHUSETTS 02109
          ONE BEACON STREET                           (617) 526-6000
     BOSTON, MASSACHUSETTS 02108
            (617) 573-0100

                            ------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
 As soon as practicable after the Registration Statement becomes effective and all other conditions to the merger described in the enclosed prospectus and proxy statement have been satisfied or waived.
                            ------------------------

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                            ------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Article 155 of the registrant's Articles of Association provides: "Subject to the provisions of the Companies Acts but without prejudice to any indemnity to which he may otherwise be entitled, every director, alternate director, secretary, auditor or other officer of the Company shall be indemnified out of the assets of the Company against all costs, charges, expenses, losses, damages and liabilities incurred by him in or about the execution of his duties or the exercise of his powers or otherwise in relation thereto including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, whether criminal or civil, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company in which judgment is given in his favor or in which he is acquitted, or which are otherwise disposed of without any finding or admission of material breach of duty on his part or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company." Pursuant to the provisions of Section 310(3) of the Companies Act 1985 (as amended by the Companies Act 1989) the Company may purchase and maintain insurance to indemnify any director, officer, manager or auditor of the Company, or any company which is a member of the Group. Section 310 of the Companies Act 1985 (as amended by Section 137 of the Companies Act
1989) provides as follows:

    "310. Provisions exempting officers and auditors from liability

        (1) This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

        (2) Except as provided by the following subsection, any such provision is void.

        (3) This section does not prevent a company

        (a) from purchasing and maintaining for any such officer or auditor insurance against any such liability; or

        (b) from indemnifying any such officer or auditor against any liability incurred by him;

        (i) in defending any proceedings (whether civil or criminal) in which judgment is given in his favor or he is acquitted, or

        (ii) in connection with any application under Section 144(3) or (4) (acquisition of shares by innocent nominee) or Section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court."

    Section 727 of the Companies Act 1985 provides as follows:

    "727. Power of court to grant relief in certain cases

"(1) If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability in such terms as it thinks fit.

(2) If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

(3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper."

    These indemnification provisions may be sufficiently broad to permit indemnification of the registrant's executive officers and directors for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

    The registrant, with approval of the registrant's Board of Directors, maintains director and officer liability insurance.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENTS.

    (A) EXHIBITS.


  EXHIBIT
  NUMBER                                                  EXHIBIT TITLE
-----------  --------------------------------------------------------------------------------------------------------
       2.1   Restated Agreement and Plan of Acquisition, dated as of November 10, 1998, among Peptide Therapeutics
             Group plc, Peach Acquisition Corp. and OraVax, Inc. (attached as Annex A to the Prospectus/Proxy
             Statement included in this Registration Statement).

       2.2   Amendment No. 1 to Restated Agreement and Plan of Acquisition dated January 8, 1999, among Peptide
             Therapeutics Group plc, Peach Acquisition Corp. and OraVax, Inc.**

       2.3   Amendment No. 2 to the Restated Agreement Plan of Acquisition dated January 28, 1999, among Peptide
             Therapeutics Group plc, Peach Acquisition Corp. and OraVax, Inc. (Incorporated herein by reference to
             Amendment No. 2 to Schedule 13D filed on January 28, 1999 by Peptide Therapeutics Group plc).

       3.1   Memorandum and Articles of Association of Peptide Therapeutics Group plc.**

       5.1   Opinion of Weil, Gotshal & Manges LLP with respect to the legality of the securities registered hereby.**

      10.1   Collaboration Agreement between Peptide Therapeutics Limited and Eli Lilly and Company dated November 4,
             1998.*

      10.2   Option Agreement between Peptide Therapeutics Limited and the joint ventures between OraVax, Inc. and
             Pasteur Merieux Serums et Vaccins known as Pasteur Merieux OraVax S.N.C. and OraVax Merieux Co. dated
             April 27, 1998.*

      10.3   Collaboration Agreement between Peptide Therapeutics Limited and Peptimmune, Inc. dated March 13. 1998.*

      10.4   Collaborative Research and Option Agreement between Peptide Therapeutics Limited and Pfizer, Inc. dated
             December 22, 1997.*

  EXHIBIT
  NUMBER                                                  EXHIBIT TITLE
-----------  --------------------------------------------------------------------------------------------------------
      10.5   Research and Development and License Agreement between Peptide Therapeutics Limited and SmithKline
             Beecham plc dated February 7, 1997.*

      10.6   Sales Agreement between Peptide Therapeutics Limited, Peptide Therapeutics Group plc, Evans Medical
             Limited and Medeva plc dated January 30, 1997.*

      10.7   Assignment and Variation Agreement between Peptide Therapeutics Limited, the University of Maryland at
             Baltimore and Medeva plc dated September 10, 1997.*

      10.8   Collaboration Agreement between Peptide Therapeutics Limited and Novartis Pharma AG dated November 1,
             1998.*

      10.9   Amendment No. 1 to Research and Development and License Agreement between Peptide Therapeutics Limited and SmithKline Beecham plc dated November 25, 1998.*

      10.10  Overview Agreement between Peptide Therapeutics Limited and Pasteur Merieux Serums et Vaccins S.A. dated
             January 25, 1999.*

      10.11  Standstill Agreement between Peptide Therapeutics Group plc and Pasteur Merieux Serums et Vaccins S.A.
             dated January 25, 1999. (Incorporated herein by reference to Amendment No. 2 to Schedule 13D filed on
             January 28, 1999 by Peptide Therapeutics Group plc.)

      10.12  Lease Agreement between The Master Fellows and Scholars of Trinity College Cambridge and Peptide
             Therapeutics Group plc dated May 24, 1996 with respect to Unit 329 Phase V Cambridge Science Park,
             Milton Road, Cambridge, England.**

      10.13  Lease Agreement among The Master Fellows and Scholars of Trinity College, Chefaro Proprietaries Limited
             and NED-INT Holdings Limited dated March 29, 1994 with respect to Unit 327 Phase V Cambridge Science
             Park, Milton Road, Cambridge, England.**

      10.14  Lease Agreement between The Master Fellows and Scholars of Trinity College Cambridge and IBRD Europe,
             Inc. dated April 29, 1993 with respect to Unit 324 Phase 5 Cambridge Science Park, Milton Road,
             Cambridge, England.**

      10.15  Lease Agreement between the Master Fellows and Scholars of Trinity College Cambridge and IBRD Europe,
             Inc. dated November 26, 1992 with respect to Unit 321 Phase 5 Cambridge Science Park, Milton Road,
             Cambridge, England.**

      10.16  Director's Service Agreement between Peptide Therapeutics Group plc and Nicolas Higgins dated November
             29, 1996, as amended September 18, 1998.**

      10.17  Director's Service Agreement between Peptide Therapeutics Group plc and Gordon Cameron dated March 1,
             1997, as amended September 18, 1998.**

      10.18  Director's Service Agreement between Peptide Therapeutics plc and John Brown dated March 1, 1997.**

      10.19  Letter of Appointment between Peptide Therapeutics Group plc and Alan Dalby dated March 25, 1998.**

      10.20  Letter of Appointment between Peptide Therapeutics Group plc and Alan Smith dated January 8, 1998, as amended April 30, 1998.**

      10.21  Letter of Appointment between Peptide Therapeutics Group plc and Sir Brian Richards dated March 1, 1997, as amended May 1, 1998.**

      10.22  Letter of Appointment between Peptide Therapeutics Group plc and Alan Goodman dated July 14, 1998.**

  EXHIBIT
  NUMBER                                                  EXHIBIT TITLE
-----------  --------------------------------------------------------------------------------------------------------
      10.23  Peptide Therapeutics Group plc 1994 Unapproved Share Option Scheme.**

      10.24  Peptide Therapeutics Group plc 1995 Savings--Related Share Option Scheme.**

      10.25  Peptide Therapeutics Group plc 1995 Unapproved Share Option Scheme.**

      10.26  Peptide Therapeutics Group plc 1996 Approved Share Option Scheme.**

      10.27  Peptide Therapeutics Group plc Share Incentive Plan.**

      21.1   Subsidiaries of Peptide Therapeutics Group plc.**

      23.1   Consent of Weil, Gotshal & Manges (included as part of Exhibit 5.1).

      23.2   Consent of Arthur Andersen, independent auditors.**

      23.3   Consent of PricewaterhouseCoopers LLP, independent accountants.**

      23.4   Consent of Lance Gordon to serve as a director.**

      23.5   Consent of Hambrecht & Quist LLP.**

      24.1   Powers of Attorney.**

      99.1   Form of proxy to be mailed to stockholders of OraVax, Inc.**


------------------------


* Confidential treatment has been requested for the deleted portions of Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9 and 10.10.



**  Previously filed.


    (B) FINANCIAL STATEMENT SCHEDULES.

        Not applicable.

    (C) FAIRNESS OPINION.

    Included in Part I as Annex B to the Prospectus/Proxy Statement contained in this Registration Statement. Form of opinion of Hambrecht & Quist (attached as Annex B to the included in this Registration Statement).

ITEM 22. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)3 of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(b) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(c) The undersigned registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (a)(1) immediately proceeding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Proxy Statement/Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means and
    (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(f) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions discussed in Item 20 hereof, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, England, on March 18, 1999.



                                PEPTIDE THERAPEUTICS GROUP PLC

                                By:              /s/ JOHN R. BROWN
                                     -----------------------------------------
                                                   John R. Brown
                                                  Chief Executive




    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

      /s/ JOHN R. BROWN
------------------------------  Chief Executive (Principal    March 18, 1999
        John R. Brown             Executive Officer)

                                Finance Director
              *                   (Principal Financial
------------------------------    Officer and Chief           March 18, 1999
      Gordon B. Cameron           Accounting Officer)

              *
------------------------------  Non-Executive Chairman        March 18, 1999
       Alan G. Goodman

              *
------------------------------  Commercial Director           March 18, 1999
       Nicolas Higgins

              *
------------------------------  Non-Executive Director        March 18, 1999
          Alan Dalby

              *
------------------------------  Non-Executive Director        March 18, 1999
      Sir Brian Richards

              *
------------------------------  Non-Executive Director        March 18, 1999
          Alan Smith

              *
------------------------------  Authorized U.S.               March 18, 1999
          Alan Dalby              Representative




*By:      /s/ JOHN R. BROWN
      -------------------------
            John R. Brown
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


 EXHIBIT
  NUMBER                                                  EXHIBIT TITLE
-----------  --------------------------------------------------------------------------------------------------------
       2.1   Restated Agreement and Plan of Acquisition, dated as of November 10, 1998, among Peptide Therapeutics
             Group plc, Peach Acquisition Corp. and OraVax, Inc. (attached as Annex A to the Prospectus/Proxy
             Statement included in this Registration Statement).
       2.2   Amendment No. 1 to Restated Agreement and Plan of Acquisition dated January 8, 1999, among Peptide
             Therapeutics Group plc, Peach Acquisition Corp. and OraVax, Inc.**
       2.3   Amendment No. 2 to Restated Agreement and Plan of Acquisition dated January 28, 1999, among Peptide
             Therapeutics Group plc, Peach Acquisition Corp. and OraVax, Inc. (Incorporated herein by reference to
             Amendment No. 2 to Schedule 13D filed on January 28, 1999 by Peptide Therapeutics Group plc.)
       3.1   Memorandum and Articles of Association of Peptide Therapeutics Group plc.**
       5.1   Opinion of Weil, Gotshal & Manges LLP with respect to the legality of the securities registered hereby.**
      10.1   Collaboration Agreement between Peptide Therapeutics Limited and Eli Lilly and Company dated November 4,
             1998.*
      10.2   Option Agreement between Peptide Therapeutics Limited and the joint ventures between OraVax, Inc. and
             Pasteur Merieux Serums et Vaccins known as Pasteur Merieux OraVax S.N.C. and OraVax Merieux Co. dated
             April 27, 1998.*
      10.3   Collaboration Agreement between Peptide Therapeutics Limited and Peptimmune, Inc. dated March 13. 1998.*
      10.4   Collaborative Research and Option Agreement between Peptide Therapeutics Limited and Pfizer, Inc. dated
             December 22, 1997.*
      10.5   Research and Development and License Agreement between Peptide Therapeutics Limited and SmithKline
             Beecham plc dated February 7, 1997.*
      10.6   Sales Agreement between Peptide Therapeutics Limited, Peptide Therapeutics Group plc, Evans Medical
             Limited and Medeva plc dated January 30, 1997.*
      10.7   Assignment and Variation Agreement between Peptide Therapeutics Limited, the University of Maryland at
             Baltimore and Medeva plc dated September 10, 1997.*
      10.8   Collaboration Agreement between Peptide Therapeutics Limited and Novartis Pharma AG dated November 1,
             1998.*
      10.9   Amendment No. 1 to Research and Development and License Agreement between Peptide Therapeutics Limited and SmithKline Beecham plc dated November 25, 1998.*
      10.10  Overview Agreement between Peptide Therapeutics Limited and Pasteur Merieux Serums et Vaccins S.A. dated
             January 25, 1999.*
      10.11  Standstill Agreement between Peptide Therapeutics Group plc and Pasteur Merieux Serums et Vaccins S.A.
             dated January 25, 1999. (Incorporated herein by reference to Amendment No. 2 to Schedule 13D filed on
             January 28, 1999 by Peptide Therapeutics Group plc.)
      10.12  Lease Agreement between The Master Fellows and Scholars of Trinity College Cambridge and Peptide
             Therapeutics Group plc dated May 24, 1996 with respect to Unit 329 Phase V Cambridge Science Park,
             Milton Road, Cambridge, England.**
      10.13  Lease Agreement among The Master Fellows and Scholars of Trinity College, Chefaro Proprietaries Limited
             and NED-INT Holdings Limited dated March 29, 1994 with respect to Unit 327 Phase V Cambridge Science
             Park, Milton Road, Cambridge, England.**
      10.14  Lease Agreement between The Master Fellows and Scholars of Trinity College Cambridge and IBRD Europe,
             Inc. dated April 29, 1993 with respect to Unit 324 Phase 5 Cambridge Science Park, Milton Road,
             Cambridge, England.**
      10.15  Lease Agreement between the Master Fellows and Scholars of Trinity College Cambridge and IBRD Europe,
             Inc. dated November 26, 1992 with respect to Unit 321 Phase 5 Cambridge Science Park, Milton Road,
             Cambridge, England.**
      10.16  Director's Service Agreement between Peptide Therapeutics Group plc and Nicolas Higgins dated November
             29, 1996, as amended September 18, 1998.**

 EXHIBIT
  NUMBER                                                  EXHIBIT TITLE
-----------  --------------------------------------------------------------------------------------------------------
      10.17  Director's Service Agreement between Peptide Therapeutics Group plc and Gordon Cameron dated March 1,
             1997, as amended September 18, 1998.**
      10.18  Director's Service Agreement between Peptide Therapeutics plc and John Brown dated March 1, 1997.**
      10.19  Letter of Appointment between Peptide Therapeutics Group plc and Alan Dalby dated March 25, 1998.**
      10.20  Letter of Appointment between Peptide Therapeutics Group plc and Alan Smith dated January 8, 1998, as amended April 30, 1998.**
      10.21  Letter of Appointment between Peptide Therapeutics Group plc and Sir Brian Richards dated March 1, 1997, as amended May 1, 1998.**
      10.22  Letter of Appointment between Peptide Therapeutics Group plc and Alan Goodman dated July 14, 1998.**
      10.23  Peptide Therapeutics Group plc 1994 Unapproved Share Option Scheme.**
      10.24  Peptide Therapeutics Group plc 1995 Savings-Related Share Option Scheme.**
      10.25  Peptide Therapeutics Group plc 1995 Unapproved Share Option Scheme.**
      10.26  Peptide Therapeutics Group plc 1996 Approved Share Option Scheme.**
      10.27  Peptide Therapeutics Group plc Share Incentive Plan.**
      21.1   Subsidiaries of Peptide.**
      23.1   Consent of Weil, Gotshal & Manges (included as part of Exhibit 5.1).
      23.2   Consent of Arthur Andersen, independent auditors.**
      23.3   Consent of PricewaterhouseCoopers LLP, independent accountants.**
      23.4   Consent of Lance Gordon to serve as a director.**
      23.5   Consent of Hambrecht & Quist LLP.**
      24.1   Powers of Attorney.**
      99.1   Form of proxy to be mailed to stockholders of OraVax, Inc.**


------------------------


* Confidential treatment has been requested for the deleted portions of Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9 and 10.10.



**  Previously filed.